MANAGEMENT AGREEMENT
                                       of
                                  RISCORP, INC.

         THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into as of the 18th day of February, 1998, by and among The Phoenix Management Company, Ltd., a Florida limited partnership (the "Management Company"), RISCORP, Inc., a Florida corporation ("RI"), RISCORP Management Services, Inc., a Florida corporation ("RMS"), 1390 Main Street Services, Inc., a Florida corporation ("1390"), RISCORP of Illinois, Inc., an Illinois corporation ("ROI"), Independent Association Administrators, Incorporated, an Alabama corporation ("IAA"), RISCORP Insurance Services, Inc., a Florida corporation ("RIS"), RISCORP Managed Care Services, Inc., a Florida corporation ("RMCS"), CompSource, Inc., a North Carolina corporation ("CompSource"), RISCORP Real Estate Holdings, Inc., a Florida corporation ("RREH"), RISCORP West, Inc., an Oklahoma corporation ("RWl"), RISCORP of Florida, Inc., a Florida corporation ("ROF"), RISCORP Insurance Company, a Florida corporation ("RIC"), RISCORP Property & Casualty Insurance Company, a Florida corporation ("RPC"), RISCORP National Insurance Company, a Missouri corporation ("RNIC"), RISCORP Services, Inc., a Florida corporation ("RSI"), RISCORP Staffing Solutions Holding, Inc., a Florida corporation ("RSSH"), RISCORP Staffing Solutions, Inc. I, a Florida corporation ("RSSI"), and RISCORP Staffing Solutions, Inc. II, a Florida corporation ("RSSII") (RI, RMS, 1390, ROI, IAA, RIS, RMCS, CompSource, RREH, RWI, ROF, RIC, RPC, RNIC, RSI, RSSH, RSSI and RSSII are hereinafter collectively or, if the context otherwise requires, individually referred to as "RISCORP"), Frederick M. Dawson, an individual resident of the State of Florida ("Mr. Dawson"), and Walter E. Riehemann, an individual resident of the State of Florida ("Mr. Riehemann").

                                R E C I T A L S:

         WHEREAS, RISCORP has agreed to transfer substantially all of its operating assets and noncontingent liabilities to Zenith Insurance Company, a California corporation ("Zenith"), pursuant to the terms of that certain Asset Purchase Agreement by and among RISCORP and Zenith dated June 17, 1997, as amended (the "Asset Purchase Agreement"), and following the consummation of such transaction it is anticipated that RISCORP will not have any employees;

         WHEREAS, Mr. Dawson, the current President and CEO of RI, was hired by RI as a crisis manager pursuant to the terms of that certain Employment Agreement by and between Mr. Dawson, RMS and RI, effective as of May 19, 1997 (the "Employment Agreement") and, in such capacity, has demonstrated exceptional leadership and has significantly contributed to the value that is expected to be available for distribution to the shareholders of RI following the sale to Zenith and the resolution of all claims and contingencies related to RISCORP's former operations;

         WHEREAS, the consummation of the sale to Zenith will constitute a Change of Control as such term is defined in the Employment Agreement and, as such, Mr. Dawson will have the right to terminate the Employment Agreement immediately after the closing date;

         WHEREAS, Mr. Riehemann, the current Senior Vice President and General Counsel of RI, will also have the right to terminate his employment with RI in connection with the Change of Control pursuant to the terms of his Employment Agreement with RMS dated April 2, 1997 (the "Riehemann Employment Agreement");

         WHEREAS, Mr. Dawson has formed the Management Company to provide executive management and consulting services to business organizations following the sale to Zenith;

         WHEREAS, Mr. Dawson will serve as the President of the general partner of the Management Company and, in such capacity, shall control the activities and operations of the Management Company, and Mr. Walter E. Riehemann will serve as Vice President and Secretary of the general partner;

         WHEREAS, given the significant issues that will continue to face RISCORP following the sale to Zenith and the financial consequences that the resolution of these issues will have on any subsequent distribution to the shareholders of RI, the Board of Directors has determined that it is in the best interests of RI and its shareholders to retain the Management Company following such sale;

         WHEREAS, pursuant to the terms of this Agreement, RISCORP hereby retains the Management Company and through it the personal services of Mr. Dawson and the other senior management personnel of the Management Company, including Mr. Riehemann, to provide all management services required in connection with the ongoing operations of RISCORP following the sale to Zenith, and the Management Company agrees to accept such duties and responsibilities on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 "Board of Directors" or "Board" means the Board of Directors of RI.

         1.2 "Effective Date" means the date of the consummation of the sale of substantially all of the assets and noncontingent liabilities of RISCORP to Zenith pursuant to the terms of the Asset Purchase Agreement commencing immediately following the consummation of such transaction and the termination of the Employment Agreement.

         1.3 "Management Company" means The Phoenix Management Company, Ltd., a Florida limited partnership, which will serve as the management company for RISCORP pursuant to this Agreement.

         1.4 "Records of RISCORP" means, whether hard copy or on computer media, without limitation: any records pertaining to underwriting and claims, both open and closed; procedure manuals; mailing lists; safety reports and data; marketing plans, data and records; statistical reports; accounting records; historical records; funds received and in the custody of the Management Company; records relating to the book of business, contracts and claims; all government filings; and any other documents, materials, data, computer disks, tapes, source documents, or data file layouts pertaining to or bearing information about RISCORP and in the possession of the Management Company, its agents or subcontractors.

                                   ARTICLE II
                      TERMINATION OF EMPLOYMENT AGREEMENTS

         2.1 Termination of Dawson Employment Agreement. Immediately following the consummation of the sale to Zenith, RI shall make cash payments to Mr. Dawson required pursuant to Sections 3(d) and 7(b) of the Employment Agreement and, upon the receipt of such payments, the Employment Agreement shall be terminated and shall be of no further force and effect. In connection with the delivery of such payment, the parties shall enter into a Termination Agreement evidencing the termination of each party's rights, duties and obligations under the Employment Agreement including, without limitation, the termination of the stock option grant set forth in Section 3(c) thereof and Mr. Dawson's right to receive any of the shares thereunder.

         2.2 Termination of Riehemann Employment Agreement. Immediately following the consummation of the sale to Zenith, RMS shall make the cash payment to Mr. Riehemann required pursuant to Section 7(b)(2)(i) of the Riehemann Employment Agreement and, upon the receipt of such payment, the Riehemann Employment Agreement (other than Section 8 thereof) shall be terminated and shall be of no further force and effect. In connection with the delivery of such payment, the parties shall enter into a Termination Agreement evidencing the termination of each party's rights, duties and obligations thereunder, other than the prohibitions with respect to the disclosure of confidential information or engaging in competitive activities by Mr. Riehemann.

                                   ARTICLE III
                DUTIES AND RESPONSIBILITIES OF MANAGEMENT COMPANY

         3.1 Representations and Warranties of Management Company. The Management Company represents and warrants that its principals, employees, or subcontractors have the experience and qualifications to perform its duties under the Agreement, including, but not limited to, management of the day-to-day operations of RISCORP after the consummation of the transactions with Zenith, managing the preparation, negotiation and defense of the final business balance sheet to be provided to Zenith within 70 days of the closing thereof, providing assistance in the overall planning and coordination of the business of RISCORP, providing summary data relating to RISCORP's operations, and the skill and experience to assist RISCORP in the collection and marshaling of RISCORP's assets, resolving the outstanding liabilities of RISCORP and the orderly liquidation of RISCORP. The Management Company further represents and warrants that throughout the term of this Agreement Mr. Dawson shall control the activities and operations of the Management Company and shall personally devote a sufficient portion of his business time, efforts, skills, attention and energies to enable the Management Company to perform the Services hereunder. The Management Company agrees that neither it nor any of its senior management personnel shall become engaged or involved in any activities or matters which may adversely affect or reflect discredit on RISCORP or its respective businesses, or conflict with the Services to be provided hereunder to RISCORP. Nothing contained herein shall be construed to limit or restrict the passive investment or other business activities of any of the senior management personnel of the Management Company that do not interfere with the discharge of the Services hereunder in any material respect.

         3.2 Management Services. Subject to the direction and control of the Board of Directors, the Management Company is hereby engaged to perform directly, or, with the prior approval of the Board, to retain competent professionals to perform, the following services in addition to those duties otherwise contemplated in this Agreement (collectively, the "Services"), and the Management Company hereby accepts such engagement on the terms and conditions set forth herein:

         A. General Management Responsibilities. The following duties will be performed by the Management Company at its expense, unless otherwise approved by the Board of Directors.

                  1. Management of the day-to-day operations and affairs of RISCORP including, without limitation, performing all duties normally performed by the chief executive officer and other senior management personnel of a corporation.

                  2. Management of all outsourcing contracts.

                  3. Management of all litigation.

                  4. Management of the preparation and defense of the Proposed Business Balance Sheet and the determination of the Final Business Balance Sheet (as such terms are defined in the Asset Purchase Agreement) in accordance with the terms of the Asset Purchase Agreement.

                  5. Management of the indemnification process with respect to all litigation targets (i.e. the Board, RISCORP, as well as its officers, employees and agents).

                  6. Management of claims investigation, targeting, data evaluation, quantification of financial opportunity, and ultimate litigation management.

                  7. Responsibility for the preparation of all shareholder communications, press releases, responses to media inquiries and similar public communications on behalf of RISCORP for approval by the Board of Directors prior to issuance.

                  8. Entering into contracts approved by the Board of Directors.

                  9. Performance of such other duties as may from time to time be requested by the Board of Directors not inconsistent with the Services set forth herein.

                  10. Responsibility for maintaining, at the expense of RISCORP, all policies of insurance related to RISCORP's continuing operations, including, without limitation, appropriate D&O insurance coverage.


         B. Monthly Accounting and Consulting Services. The Management Company shall have oversight responsibility for the following functions with the specific duties to be delegated, at the expense of RISCORP, to competent professionals approved by the Board.

                  1.       Deposit and account for all cash receipts.

                  2. Monitor cash balances in all bank accounts and prepare cash transfers when necessary.

                  3. Prepare and maintain cash flow projections for all entities to facilitate proper cash control.

                  4. Prepare invoices for all amounts due RISCORP and monitor collection and aging of receivables.

                  5.       Maintain accounts payable detail.

                  6. Review and approve all vendor invoices for payment and prepare vendor checks. Subject to the availability of sufficient cash, net of adequate reserve cash balances, sign and mail checks when required in order to obtain any vendor discounts.

                  7. Prepare payroll for the Company for those former  employees continuing to receive severance benefits.

                  8. Maintain all fixed asset schedules and account for all additions and disposals.

                  9.  Maintain   monthly   general   ledgers  for  all  entities
                      including:

                           a.       recording of all cash receipts;
                           b.       recording of all cash disbursements;
                           c.       recording of all investment activity;
                           d.       recording of the fixed asset transactions;
                           e.       reconcile all bank accounts;
                           f.       reconcile investment accounts;
                           g. verify the accurate and timely payment of payroll taxes;
                           h. reconcile all remaining general ledger balance sheet accounts monthly to verify account balances; and
                           i. review all income statement accounts for reasonableness of balances.

                  10.  Prepare  distribution   payments  to  shareholders  after
                       approval by the Board of Directors.

                  11. Prepare monthly financial statements on a GAAP and statutory basis.

                  12. Prepare GAAP to statutory conversions of the accounting data needed for certified audits.

                  13. Prepare budgets for the RISCORP  entities  remaining after the Zenith transaction.

                  14. Prepare  quarterly  reports of actual vs. budgeted results for review by the Board of Directors.

                  15. Prepare explanations of significant budget variances.

                  16. Prepare all premium tax returns for 1998.

                  17. Respond to all regulatory correspondence.

                  18. Maintain document depository of accounting records for litigation and tax purposes.

                  19. Perform such other duties customarily performed by a chief financial officer and a corporate accounting staff.

         C. Regulatory Filings, Reports and Relationships with Regulatory Authorities. The Management Company shall have oversight responsibility for the following functions with the specific duties to be delegated, at the expense of RISCORP, to competent professionals approved by the Board.

                  1. Prepare and file all reports required under the Securities Exchange Act of 1934, as amended, with the Securities Exchange Commission ("SEC").

                  2. Prepare and file all reports required under applicable insurance laws where any RISCORP entit is required to file reports.

                  3. Meet with representatives of any state department of insurance having jurisdiction over RISCORP, the SEC or any other state or federal regulatory authority to which RISCORP is subject and take such other actions as may be necessary or appropriate to maintain and enhance RISCORP's relationship with each such regulatory authority.

         D. Tax Services. The Management Company shall have oversight responsibility for the following functions with the specific duties to be delegated, at the expense of RISCORP, to competent professionals approved by the Board.

                  1. Prepare and file all local, state and federal tax returns for RISCORP, including but not limited to income, property, franchise, sales and intangible taxes.

                  2. Defend  RISCORP in any audits  related to its tax  returns, including gathering information and responding to questions.

                  3. Prepare tax information for financial statements.

                  4. Perform quarterly tax calculations and determine the allocation of the tax liabilities among the entities.

                  5. To the extent necessary, prepare tax provisions and returns for Third Coast Insurance Company, Governmental Risk Insurance Trust, National Alliance for Risk Management Association and the North Carolina Commerce Fund.

                  6. Prepare and file information returns on Forms 1099 and provide backup withholding notices on Forms B.

         E. General Administration. Except as set forth below, the following duties will be performed by the Management Compan at its expense, unless otherwise approved by the Board of Directors

                  1. Make such reports pertaining to matters of concern or general interest with respect to RISCORP as the Board of Directors may reasonably request and provide such administrative assistance and staff support to the Board and its committees as may be reasonably necessary for the directors to carry out their duties and responsibilities to RISCORP.

                  2. Purchase or otherwise demonstrate to the satisfaction of the Board of Directors that the Management Company has acquired, and is maintaining in full force and effect throughout the term of this Agreement, fidelity bond coverages in reasonable amounts and as required by the applicable insurance departments. The allocated portion of the premiums for such fidelity bond coverage relating to that portion of the Management Company's operations performed on behalf of RISCORP shall be purchased and maintained at RISCORP expense.

                  3. Provide to the certified public accountants selected by the Board such reports and information as may reasonably be necessary to enable such accountants to express their professional opinion as to the financial condition of RISCORP.

                  4. Upon request of the Board of Directors, represent RISCORP at any examinations, hearings, meetings, and administrative inquiries involving the financial interests of RISCORP, and before the SEC or any insurance department or any other agency of a state in which RISCORP does business; provided, however, that the Management Company shall not bear the expense of RISCORP's separate representation by an attorney and any other professional advisors at such examinations, hearings, meetings and administrative inquiries.

                  5. Upon reasonable request, provide to the actuaries employed by RISCORP such reports and information as may reasonably be necessary for such actuaries to express their professional opinion as to the financial status of RISCORP.

                  6. Provide to the Board of Directors financial information and reports regarding RISCORP, assist in overseeing the fiscal policies and financial matters of RISCORP, provide administrative support for the fiscal operation and management of RISCORP, including preparation, accumulation and maintenance of the Records of RISCORP in accordance with statutes or regulations promulgated by the SEC, the Internal Revenue Service or any insurance department or governing authority.

         F. Investment Policy. The following duties will be performed by the Management Company at its expense, unless otherwise approved by the Board of Directors.

                  1. Prepare and submit to the Board of Directors for approval or modification, as appropriate, an investment policy plan for RISCORP.

                  2.       Coordinate  investment  transactions with one or more
                           investment   advisers   selected  by  the  Management
                           Company with the approval of the Board of Directors.

                  3.       Verify  that the  investment  policy  adopted  by the
                           Board  of  Directors  is  properly   implemented  and
                           followed by the aforesaid investment advisers.

                  4. Provide to the Board of Directors, at reasonable intervals, reports regarding compliance with the provisions of the applicable law regulating permissible investment policies.

                  5.       Provide  to the  Board of  Directors,  at  reasonable
                           intervals,    reports   regarding   compliance   with
                           investment policies established by RISCORP.

                  6.       Provide   to  the  Board  of   Directors,   at  least
                           quarterly, a portfolio analysis detailing descriptions of securities, maturity dates, interest/dividend rates, yield to maturity, after tax yield, par value, book value, and realized and unrealized gains/losses.

         G. Auditing. Cooperate with and provide such information relating to RISCORP as may be reasonably necessary for the external auditors or other qualified consultants to evaluate the performance by the Management Company of its duties and responsibilities.

         H. Budget. Prepare a proposed annual budget to be reviewed, amended, modified or revised, if necessary, and approved by the Board.

         I. Personnel. In connection with discharging its duties under this Agreement, Management Company shall be responsible for employing at its expense such personnel as may be necessary to perform the Services contemplated by this Agreement, subject to the terms hereof.

         J. Plan of Liquidation. In a timely manner, prepare and submit to the Board of Directors for approval or modification, as appropriate, a plan of liquidation for RISCORP.

         K. Miscellaneous. Provide such other reasonably necessary services as may be required to fully execute and perform the Management Company's duties and responsibilities pursuant to this Agreement.

                                   ARTICLE IV
                                  COMPENSATION

         4.1 Management Fee. In consideration for the services provided by the Management Company hereunder, RISCORP shall pay the Management Company $100,000 per month on the first day of each month during the term of this Agreement (excluding the final six months of the initial term as set forth below), plus reasonable and necessary out-of-pocket expenses of the Management Company, including but not limited to, RISCORP's allocated portion of all insurance costs, supplies, facilities, equipment and transportation expenses incurred in connection with the services provided by the Management Company to or on behalf of RISCORP. The fees and expenses payable hereunder shall be prorated for any partial month that this Agreement is in effect. Upon the Effective Date, RISCORP shall pay to the Management Company a retainer of $600,000 which shall be applied by the Management Company against the fees due to the Management Company during the final six (6) months of the initial term of this Agreement.

         4.2 Restricted Stock Grant. On the Effective Date, RISCORP shall deliver to the Share Custodian (as such term is defined in Exhibit A) certificates representing 1,725,000 shares of RISCORP, Inc. Class A Common Stock (the "Restricted Stock"). Such shares shall be subject to the terms and conditions of a Restricted Stock Award Agreement in substantially the form of Exhibit A attached hereto. Ten days prior to the date any tax payment is due by the partners of the Management Company pursuant to an election under Section 83(b) of the Internal Revenue Code, as amended, to include the value of such shares of Restricted Stock in income on the date of grant, RISCORP shall pay the Management Company an amount which, on an after-tax basis, is sufficient to reimburse the partners of the Management Company for that portion of all federal income, employment and excise taxes incurred in connection with such election under Section 83(b) then being paid. RISCORP further agrees to indemnify and hold harmless the partners of the Management Company, on an after-tax basis, from any additional federal taxes, interest or penalties incurred in connection with this Restricted Stock grant (exclusive of any assessment for state taxes) by the partners of the Management Company in the event any of the foregoing taxing authorities assess one or more of the partners for any such additional taxes, interest or penalties not initially reimbursed by RISCORP. RISCORP and the Management Company agree that the initial reimbursement payment shall be equal to 71.05% of the aggregate value of the shares of Restricted Stock on the date of grant as reported in the over-the-counter market and that the foregoing amount is not intended to include any reimbursement for any state taxes that may be payable by any partner of the Management Company. For purposes of this Section, "partners of the Management Company" includes such persons or entities as are subject to federal tax on income recognized by the Management Company.

         4.3 Expenses. RISCORP shall reimburse the Management Company for the reasonable expenses actually incurred by the Management Company for legal services rendered and the advice of a compensation consultant in connection with the negotiation of this Agreement within 10 business days of the receipt of acceptable invoices for such services approved by the Board of Directors. RISCORP shall also reimburse the Management Company for its allocated portion (not to exceed the lesser of 25% or $5,000) of the organization costs of the Management Company and for all customary business and travel expenses approved by the Board within 10 business days of the receipt of acceptable expense reports. In addition, the Management Company will be provided with such number of corporate credit cards in the name of RISCORP as the Board of Directors may approve to help defray out-of-pocket expenses.

                                    ARTICLE V
                               EXPENSES OF RISCORP

         It is understood and agreed by the parties that the fees paid to the Management Company are in consideration for the Management Company performing the Services described herein, but that such fees do not include the following services and expenses, which shall be borne by RISCORP:

         5.1 The cost of services performed by any actuary retained on behalf of RISCORP.

         5.2 The cost of audits by certified public accountants or other auditors retained on behalf of RISCORP as required by applicable law or regulations, and preparation of financial statements (whether "audited" or periodic "reviewed") and all returns and reports required by federal, state or local taxing authorities.

         5.3 Legal fees for services performed by attorneys retained on behalf of RISCORP.

         5.4 All legal fees, costs and expenses incurred in the prosecution or defense of lawsuits filed by or against RISCORP.

         5.5 The cost of services performed by any other professionals retained with the approval of the Board of Directors on behalf of RISCORP, including but not limited to financial consultants to operate as the finance department of RISCORP, information systems specialists to help gather and preserve the Records of RISCORP and tax professionals to assist in the preparation, filing and defense of RISCORP tax returns.

         5.6 The costs incurred on behalf of RISCORP related to any examination or investigation by the SEC, the IRS or any insurance department.

         5.7 Premiums for errors and omissions insurance, directors and officers insurance, and fidelity coverage (including an allocated portion of the premiums for such coverage related to that portion of the Management Company's operations performed on behalf of RISCORP) and surety bonds to satisfy the needs of RISCORP, its officers, directors, employees and agents.

         5.8 Such other reasonable and necessary expenses incurred by the Management Company in the performance of its duties hereunder and approved by the Board.

         5.9      Cost of investing RISCORP monies.

         5.10     Taxes and assessments charged against RISCORP.

         5.11 The Management Company shall prepare and submit to the Board of Directors a suggested annual budget for the fees, costs and other expenses to be incurred by RISCORP described in this Article V. Subject to the direction and control of the Board, upon approval of a budget, the Management Company shall proceed with carrying out the programs and projects contemplated therein, with the costs thereof to be advanced monthly by RI and at the rate provided in the budget.

         5.12 All other expenses described under this Article V shall be paid by either RISCORP or the Management Company according to such procedures as the parties shall agree upon from time to time; provided, however, that if the Management Company pays for any such items, it will be reimbursed by RISCORP within ten (10) days after providing copies of the invoice and its checks to RISCORP or such other reasonable time as the parties may determine.

                                   ARTICLE VI
                               RECORDS AND OFFICE

         6.1 Principal Office. The Management Company shall maintain at its principal office an original counterpart of this Agreement.

         6.2 Access to Records. The Board of Directors and its representatives shall have complete and unfettered access to the books and records of RISCORP maintained by the Management Company and the Management Company shall make all such books and records reasonably available at the request of the Board.

         6.3 Location of Records. The primary activities of the Management Company under this Agreement shall be handled from RISCORP's offices in Sarasota, Florida and Orlando, Florida, and the Records of RISCORP shall be maintained in the Sarasota office unless another location is approved by the Board.

         6.4 Confidentiality. The Management Company recognizes and acknowledges that all programs and Records of RISCORP used by RISCORP are the property of RISCORP and shall be deemed confidential and proprietary information of RISCORP. The Management Company covenants and agrees that it will not, during the term of this Agreement or after termination thereof, use, disseminate, disclose or in any manner publish any such confidential and proprietary information without RISCORP's consent; provided, however, that the Management Company may in its discretion and at its expense make copies of or have access to such information to the extent it is needed for defending or prosecuting any legal, tax, or other administrative investigation or proceeding against the Management Company or pertaining to the performance of its duties hereunder.

         6.5 Return of Records and Assets. Upon termination of this Agreement, all original Records of RISCORP, hardware and software (except software purchased or developed by the Management Company) utilized in generating and maintaining those records in the custody of the Management Company or its subcontractors shall be assembled by the Management Company and delivered to RISCORP all at the expense of RISCORP; provided, however, that the Management Company may in its discretion and at its expense make copies of or have access to such information to the extent it is needed for defending or prosecuting any legal, tax, or other administrative investigation or proceeding against the Management Company or pertaining to the performance of its duties hereunder.

                                   ARTICLE VII
                              TERM AND TERMINATION

         7.1 Term. The term of this Agreement shall commence on the Effective Date and, subject to the terms of this Article VII, shall remain in full force and effect for a period of three (3) years thereafter. After the initial term of this Agreement, at the election of RISCORP, this Agreement may be renewed for an additional one-year term upon providing written notice to the Management Company of its election to extend this Agreement at least 120 days prior to the termination of the initial term. Such extension, if elected by RISCORP, shall be on the terms and conditions set forth herein, including the payment of the monthly management fee set forth in Section 4.1 hereof.

         7.2 Disqualification by Insurance Department. Notwithstanding the provisions of Section 7.1, this Agreement may be terminated by RISCORP if the Management Company is disqualified from acting as a management company by any insurance department and the Management Company is thereafter unable to cure the deficiencies cited by such agency within a reasonable period of time.

         7.3 Annual Review. RISCORP's independent auditors shall annually review the Management Company's performance hereunder. If the independent auditors or the members of the Board of Directors (exclusive of Mr. Dawson) unanimously determine in good faith that the Management Company is not in compliance, in all material respects, with the terms of this Agreement or applicable law, then written notice of such noncompliance shall be given to the Management Company and the Management Company shall be given a reasonable time (not less than 60 days) to correct the noncompliance. If the Management Company fails to correct the noncompliance in all material respects within such cure period, then the Management Company shall pay RISCORP liquidated damages in the amount of ten percent (10%) of the annual management fee then in effect and RISCORP shall have the right to terminate this Agreement at the expiration of such cure period. Unless the acts or omissions of the Management Company constitute gross negligence or willful misconduct, such liquidated damages shall constitute the satisfaction of all liabilities to RISCORP under this Agreement.

         7.4 Termination by RISCORP. RISCORP shall have the right to terminate this Agreement following the occurrence of any of the following events: (i) Mr. Dawson ceases to actively exercise management and control over the activities and operations of the Management Company on behalf of RISCORP, exclusive of any period of physical or mental disability not in excess of 12 weeks during any period of 12 consecutive months; (ii) Management Company's neglect of or refusal to perform its duties or the material breach of any provision of this Agreement by the Management Company if such breach is not cured within the time period reasonably prescribed by the Board of Directors for such breach or violation (such cure period to be not less than 60 days); (iii) any act of fraud, misappropriation, dishonesty or embezzlement by any senior management personnel of the Management Company; (iv) the indictment of any senior management personnel of the Management Company for any felony criminal offense; (v) any change of control, dissolution or liquidation of the Management Company; (vi) any merger, consolidation or other reorganization of the Management Company, other than a transaction not involving a change of control; (vii) the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the Management Company, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of insolvents by a party, except for the filing of a petition of involuntary bankruptcy against a party with the dismissal of such petition within 30 days after filing;
(viii) the complete liquidation, dissolution and winding up of all of the business and affairs of RISCORP including, without limitation, the final distribution to all shareholders of RISCORP; or (ix) the final distribution to the holders of the Series A Common Stock of RI.

         7.5      Effect of Termination.

         A. Upon termination of this Agreement for any reason other than as set forth in Section 7.4(viii) or (ix), RISCORP shall cease all payments to the Management Company as of the effective date of such termination and, except as set forth in subparagraph C below, within 30 days of the effective date thereof, the Management Company shall refund to RISCORP the advance payment set forth in
Section 4.1 hereof, as well as any other funds advanced to the Management Company for services to be rendered after the termination date.

         B. Upon the termination of this Agreement pursuant to Section 7.4(viii) or (ix), the Management Company shall be entitled to retain the $600,000 prepayment described in Section 4.1 hereof and RISCORP shall pay the Management Company an additional amount equal to the difference between (1) $3,000,000 and
(2) the aggregate amount of the monthly management fees paid to the Management Company pursuant to Section 4.1 hereof prior to the effective date of such termination.

         C. Upon the termination of this Agreement due to the death or disability of Mr. Dawson, the Management Company shall be entitled to retain the $600,000 prepayment described in Section 4.1 hereof; however, any other funds advanced to the Management Company for services to be rendered after the termination date shall be refunded to RISCORP within 30 days of the effective date of termination.

         D. Upon the termination of this Agreement, at the request of the Board of Directors, the Management Company agrees to assist RISCORP in the orderly transition of the Services being provided hereunder to a new management services provider or to the executive officers and employees then being employed by RISCORP, as the case may be. A prorated portion of the management fee set forth in Section 4.1 hereof shall be payable with respect to any such transition services requested by the Board; provided, however, the Management Company shall not be required to perform any such services for more than 120 days following the termination of this Agreement.

                                  ARTICLE VIII
                              DELEGATION OF DUTIES

         Subject to the approval of the Board of Directors, the Management Company shall have the right to delegate its duties under this Agreement to such persons or entities as agents, delegates or assignees as it may properly deem necessary for the efficient performance of the duties and responsibilities assigned to the Management Company hereunder. Notwithstanding the foregoing, the parties hereto agree that RISCORP is entering into this Agreement with the Management Company to, among other things, obtain the personal services of Mr. Dawson in connection with the performance of the Services hereunder and, accordingly, the Management Company shall have no authority to delegate those duties typically performed by a chief executive officer of a corporation to any person other than Mr. Dawson without the prior approval of the Board of Directors. Neither the Management Company nor any of its employees shall be liable to RISCORP in connection with any actions taken in reliance upon the advice of any professionals selected or approved by the Board of Directors with respect to the subject matter of their engagement.

                                   ARTICLE IX
                                 PREVAILING LAW

         This Agreement shall be construed according to the laws of the State of Florida to the extent that such laws are not preempted by Federal law.

                                    ARTICLE X
                                 INDEMNIFICATION

         RISCORP agrees to indemnify and hold the Management Company and officers, directors and employees harmless from and against all costs, damages, judgments, attorneys' fees, expenses, obligations and liabilities of any kind or nature that occur, arise or result from the Management Company's (or its delegates' or agents') mismanagement of RISCORP's assets or any other breach of their duties to RISCORP or its shareholders, or any other duties imposed by law (except to the extent that such mismanagement or breach of duties results from the gross negligence or willful misconduct of the Management Company, its officers, directors and employees).

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Fidelity Bond. During the term of this Agreement, the Management Company, at the expense of RISCORP shall maintain a fidelity bond covering its employees, with RISCORP as obligee, to protect all monies placed in any revolving account made available to the Management Company for the payment of claims, judgments and other related expenses for the benefit of RISCORP. The coverage and amount for the bond shall be as required by the applicable insurance departments or other applicable law.

         11.2 No Violation. This Agreement has been duly adopted by the partners of the Management Company and the Board of Directors of RISCORP. This Agreement does not and will not conflict with or violate the charter or other organizational documents of any party, or any agreement, instrument, law, order, rule, regulation, or other obligation or arrangement by which a party may be bound.

         11.3 Assignment. Except as expressly set forth herein, this Agreement shall not be assignable without the express written consent of the other parties hereto.

         11.4 Performance. Neither party nor any representative, agent, employee, designee or other firm or individual acting on its behalf or at its direction, shall in bad faith take any action for the primary purpose of circumventing, diminishing or otherwise avoiding the party's obligations under this Agreement, terminating this Agreement, or causing the non-renewal of the same, including the (i) imposition of unreasonable or unfair obligations upon the other party for the purpose of causing the other party to request termination of this Agreement, (ii) the imposition of arbitrary standards, policies or procedures upon the other party, or (iii) unreasonably withholding consent or unreasonably exercising its discretion where such consent or discretion may be requested by the other party.

         11.5 Corporate Authority. Prior to the Effective Date of this Agreement, the Board of Directors of RI shall adopt such resolutions as may be necessary or advisable for the Management Company to carryout its duties and responsibilities hereunder, including, without limitation, resolutions naming Mr. Dawson as the President and Chief Executive Officer of RI and Mr. Riehemann as Chief Investment Officer, Treasurer and Secretary thereof.

         11.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties, cannot be modified except in a writing signed by the parties, and shall be binding upon and for the benefit of the respective successors and permitted assigns of the parties (including any entities, funds, or other organizations merging into, consolidated with, formed by, or acquired by RISCORP).

         11.7 Key Man Life Insurance. At the request of the Board of Directors, Mr. Dawson and Mr. Riehemann each agree to undergo annual physical examinations and cooperate with RISCORP in seeking to obtain, at the expense of RISCORP, "key man" insurance against their death or disability in connection with the Services to be provided hereunder.

         11.8 Arbitration. RISCORP and the Management Company agree that any dispute or disagreement arising under or related to this Agreement will be subject to final and binding arbitration conducted under the rules of the American Arbitration Association. The parties agree to request a proposed panel of seven (7) arbitrators and to engage in respective strikes until one (1) arbitrator remains. The expenses of the arbitration, including the arbitrator's fee, will be shared equally between RISCORP and the Management Company provided that each party shall be responsible for the fees and expenses of its own counsel, except as the arbitrator, in his or her sole discretion, may otherwise determine.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                     RISCORP, Inc., individually and on behalf of each of its subsidiaries identified as parties to this Agreement

                        /s/ Seddon Goode, Jr.
                     ---------------------------------
                     Seddon Goode, Jr.
                     Director

                       /s/ George E. Greene III
                     ---------------------------------
                     George E. Greene III
                     Director

                       /s/ Walter L. Revell
                     ---------------------------------
                     Walter L. Revell
                     Director


                     THE PHOENIX MANAGEMENT
                     COMPANY, LTD.

                     By:Dawson Managers, Inc., its General Partner

                      /s/ Frederick M. Dawson
                     ---------------------------------
                     Frederick M. Dawson
                     President

                      /s/ Frederick M. Dawson
                     --------------------------------
                     Frederick M. Dawson

                      /s/ Walter E. Riehemann
                     --------------------------------
                     Walter E. Riehemann